SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANTTO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT of 1934

Date of Report (Date of earliest event reported):   November 19, 2003

ADVA International Inc.
(Exact name of Registrant as specified in its charter)

Delaware
State or other jurisdiction of incorporation

0-16341 Commission file number	16-1284228 I.R.S. Employee Identification No.

2910 Selwyn Ave
PMB 266 Charlotte, NC 28209-1762
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:    803-327-6790

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Item 5. Other Events

EXPLANATORY NOTE

Global Information Group USA, Inc. (“GIG”) is a development stage company and the wholly owned subsidiary of ADVA International Inc. (“ADVA” or the “Company”).

Pursuant to the activities and plans previously described in and included herein by reference to the Form 8K filed by the Company with the Securities & Exchange Commission on July 9, 2003 the ADVA Board of Directors is attempting to secure a Technology License Agreement with Data Factor, LP (“Agreement”) that is dependent on ADVA’s ability to raise funds in the short term.

A worldwide exclusive license for the development and marketing of certain file encryption products is the planned result. If ADVA fails to secure the required funding in a timely manner, or either party decides, prior to execution and for any reason, against finalizing the Agreement contemplated in the LOI ; neither party shall be held liable in any way.

In order to continue ADVA’s operations, implement the terms of the LOI and secure a mutually feasible Agreement with Data Factor, the Company is actively seeking a minimum bridging investment, anticipated being in the form of loans, from its current investors and shareholders base. The total amount being sought for these immediate purposes is fifty thousand dollars (US$50,000). If realized, this funding will enable the Company to: continue near term operations; finalize an Agreement with Data Factor; create and distribute a new Business Plan, Financial Forecast and Term Sheet for potential new investors; and maintain shareholder contact during this period.

The Board believes that the execution of the Data Factor, LP Agreement, with its subsequent acquisition of new technology rights and products in the growing data security/encryption market, will greatly enhance the Company’s ability to both attract new investment and return to normal operations.

Because of both the lack of time and resources, it will be unlikely that the Company will be able to make direct contact with all of ADVA’s shareholders regarding this fundraising effort. If any shareholder has questions or requires more information about this, or any other matter, he or she should contact the Company’s Board of Directors directly at the numbers and/or email addresses in the attached Exhibit (99).

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ADVA International Inc. is currently in default on prior financial arrangements, including several contracts with its consulting staff and payments to other vendors. The Board is negotiating for further time in such cases until such time these obligations can be resolved. The Board of Directors solely guides the Company until sufficient funds can be realized to attract and pay new management. Through this transition period, and until further funding for operations are forthcoming, ADVA’s estimated expenditures in personnel, consultant fees and overhead have been reduced significantly. There is no guarantee that any funding will be realized and without new funds, ADVA will be forced to liquidate and cease operations.

The Company anticipates that it will file and bring current its financial reports as a part of the filing of the company’s Form 10KSB, when sufficient funds are available to do so.

The following exhibits are filed with this Current report on Form 8-K.

Exhibit No.	Description
99	Board Contact Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

For: ADVA International Inc.
Date: November 19, 2003	By: /s/ Ernst R. Verdonck Ernst R. Verdonck Chairman of the Board